Exhibit (25)(a)

Securities Act of 1933 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Peter M. Brennan
U.S. Bank National Association
1555 N. River Center Drive Suite 301
Milwaukee, WI 53212
(414) 905-5003
(Name, address and telephone number of agent for service)

WPS Resources Corporation
(Exact name of obligor as specified in its charter)

Wisconsin	39-1775292

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 North Adams Street, Green Bay WI	54307

(Address of Principal Executive Offices)	(Zip Code)

Indenture Senior Debt Securities Dated as of October 1, 1999
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee, as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* A copy of each of these documents is on file with the Securities and Exchange Commission as an exhibit with corresponding exhibit numbers to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 16, 2001 Registration No. 333-67188), and is incorporated herein by Registration Number 333-67188.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin, on the 31 day of March, 2006.

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

By:	/s/ Gene F. Ploeger
Gene F. Ploeger
Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 31, 2006

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

By:	/s/ Gene F. Ploeger
Gene F. Ploeger
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2005

($000’s)

12/31/2005
Assets
Cash and Due From Depository Institutions	$8,000,884
Securities	39,572,460
Federal Funds	3,106,359
Loans & Lease Financing Receivables	134,097,750
Fixed Assets	1,759,753
Intangible Assets	11,264,248
Other Assets	11,065,956

Total Assets	$208,867,410
Liabilities
Deposits	$135,603,591
Fed Funds	13,987,126
Treasury Demand Notes	0
Trading Liabilities	186,413
Other Borrowed Money	24,865,833
Acceptances	60,785
Subordinated Notes and Debentures	6,606,929
Other Liabilities	6,323,045

Total Liabilities	$187,633,722
Equity
Minority Interest in Subsidiaries	$1,025,113
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,386,335

Total Equity Capital	$21,233,688
Total Liabilities and Equity Capital	$208,867,410

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Peter M. Brennan Vice President

Date:   April 5, 2006

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